For Immediate Release	Contact:
Jay Schecter
212-346-7960
jschecter@tristateemployment.com

Corporate Resource Services Acquires Tri-Overload Staffing Inc.

Acquisition Further Diversifies Business into the Insurance Industry

NEW YORK, NY (September 1, 2010) – Corporate Resource Services, Inc. (OTC: CRRS), a national provider of temporary and permanent staffing services, announced today that it has acquired Tri-Overload Staffing Inc. from an affiliate of Tri-State Employment Services, Inc.  Tri-Overload Staffing, now known as Insurance Overload Services, Inc., is in the business of providing temporary and permanent employment staffing services and related support services principally to the insurance industry.  The purchase price was approximately $6.2 million which was paid through the issuance of approximately 8,590,000 shares of the Company's common stock.

Tri-Overload Staffing had sales of approximately $20 million for the nine-month period ending March 31, 2010.  The company has over 20 offices throughout the United States.

“With this transaction, CRS continues to build scale as well as diversify its offerings.  We now have a growing presence in the insurance industry, as well as in the light industrial and clerical industries,” said Jay Schecter, CEO of Corporate Resource Services.  “With the completion of this acquisition and the addition of Insurance Overload Services to our group, we have added, based on current levels of business, over $100 million of annualized revenues to the company’s operations since April of this year, when we acquired certain assets of GT Systems.  This is an important step for the Company and we plan to continue aggressively our growth through additional acquisitions as well as organically.”

Tri State Employment Services is the Company’s largest stockholder.  Robert Cassera, the President and controlling stockholder of Tri-State, commented:  “This transaction furthers our goal at Tri-State to focus our efforts on providing PEO services to our client base, while enabling CRS to increase its breadth and depth of offerings in the staffing business, where it has significant expertise and experience.”

The transaction was reviewed and approved by a special independent committee of the Board of Directors.  The committee received a fairness opinion from The BVA Group LLC, which indicated that the purchase price paid by CRS for Tri-Overload, as well as the price per share of the Company's common stock used to determine the number of shares to be issued, was fair from a financial point of view to the unaffiliated stockholders of the Company.

About Corporate Resource Services

Through its three wholly-owned subsidiaries, Accountabilities, Corporate Resource Development and Insurance Overload Services, Corporate Resource Services is a national provider of diversified staffing, recruiting and consulting services, including temporary staffing services, with a focus on light industrial services, the insurance industry and clerical and administrative support.  The Company provides its services across a variety of industries and to a diverse range of clients ranging from sole proprietorships to Fortune 1000 companies.  The Company conducts all of its business in the United States through the operation of over 35 staffing and recruiting offices.

Safe Harbor Disclaimer: This press release contains “forward-looking statements”. These statements relate to expectations concerning matters that are not historical facts. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. These statements, and all phases of our operations, are subject to known and unknown risks, uncertainties and other factors, including, but not limited to, our ability to satisfy our working capital requirements; our ability to identify suitable acquisition candidates or investment opportunities; our ability to integrate any acquisitions made and fully realize the anticipated benefits of these acquisitions; successor liabilities that we may be subject to as a result of acquisitions; material employment related claims and costs as a result of the nature of our business; our ability to retain key management personnel; the financial difficulty of our clients, which may result in nonpayment of amounts owed to us; significant economic downturns resulting in reduced demand for our services; our ability to attract and retain qualified temporary personnel, who possess the skills and experience necessary to satisfy our clients and other risk factors as identified in our annual report on Form 10-K for the fiscal year ended September 30, 2009, and our other reports filed with the Securities and Exchange Commission, or SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. Our actual results, levels of activity, performance or achievements and those of our industry may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Except as required by law, we undertake no obligation to update the forward-looking statements.  We refer to our Quarterly Report on Form 10Q for the quarter and nine months ended June 20, 2010 for additional information regarding the Company’s results of operations, balance sheet, liquidity and working capital and strategy.

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